SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) : August 1, 2006

                          Commission File No. 000-49628

                           TELEPLUS ENTERPRISES, INC.

             (Exact name of registrant as specified in its charter)

            Nevada                                        90-0045023
-------------------------------                           ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


       7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
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                    (Address of principal executive offices)

                                  514-344-0778
                            -------------------------
                            (Issuer telephone number)

            465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6
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                            (Former Name and Address)

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS.

KEDA CONSULTING CORP. AMENDMENT #1, #2 and #3

ORGINAL TRANSACTION

      On April 4th, 2005, Teleplus Enterprises Inc. ("TelePlus" and/or "Purchaser" and/or "Company") pursuant to a Share Purchase Agreement purchased 100% of the issued and outstanding shares of Keda Consulting Corp. ("Keda"), an Ontario Company. Keda had been providing a broad range of management consulting services to the North American Telecommunications industry for over 10 years, specializing in Business Development, Sales and Marketing and Operations. At the time of the transaction Keda had no assets or liabilities.

      Immediately following the transaction Keda changed its name to TelePlus Connect Corp. ("TelePlus Connect") and Keda's management had taken over the operations of TelePlus' prepaid landline and long distance telephone service division, becoming Teleplus' Canadian-based subsidiary.

      TelePlus purchased Keda from the following shareholders who owned 100% of the issued and outstanding shares of Keda at the time of TelePlus' purchase:
Steve Kerekes, Melanie Kerekes, Jim Oattes, Grace Debrabandere, Jim Reddon, Monica Reddon, Tom Davis and Jane Davis (collectively referred to herein as the "Selling Stockholders" and/or "Vendors"). Neither TelePlus nor its affiliates, directors or officers or associates of TelePlus' directors or officers had a relationship with the Selling Stockholders or Keda prior to the purchase. The total consideration payable for the Keda shares is $20,800,000 CDN (the "Purchase Price") which was payable to Selling Stockholders on an earn-out basis based on the achievement by TelePlus Connect of specific EBITDA benchmarks during the next 48 months as set forth below.

      Under the Share Purchase Agreement, among other things, TelePlus has the right to pay all or a portion of the Purchase Price by issuing shares of its common stock to the Selling Stockholders, in which event the Selling Stockholders irrevocably, jointly and severally, authorized and directed TelePlus to sell said shares in the public market pursuant to an effective registration on Form SB-2 in order to fulfill this provision, and provided in any event that said shares shall be sold as soon as possible by such means and that, after giving effect to such sales, TelePlus shall have paid to the Selling Stockholders an aggregate of $20,800,000 CDN in cash.

AMENDMENT #1

Effective December 16, 2005, the Selling Shareholders and Teleplus entered into Amendment #1 to the Share Purchase Agreement pursuant to which the parties agreed to define specific terms of the Share Purchase Agreement and modify the payment terms as follows:

The consideration payable by the Purchaser to the Vendors for the Purchased Shares was up to $20,800,000 and was to be allocated, paid and satisfied by payment to the Vendors by the Purchaser of an amount payable upon the Company achieving each $25,000 increment in monthly Adjusted EBITDA (an "EBITDA Target") until the earlier of: (a) the Company has achieved $400,000 in monthly Adjusted EBITDA; or (b) 51 months have passed from the date of the Share Purchase Agreement. The amount payable (the "Purchase Price Installment Payment") upon the Company achieving each EBITDA Target shall be $1,300,000. In the event that the Purchase Price Installment Payment based on monthly Adjusted EBITDA of $400,000 has not been earned by the Vendors prior to the date which is 51 months from the Closing Date, the Purchaser shall pay to the Vendors a pro rated portion of any balance of consideration payable, if any, based on the monthly Adjusted EBITDA for the 51st month following the Closing Date.


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

Each Purchase Price Installment Payment payable shall be paid as follows:

      (i) a minimum of thirty per cent (30%) of the Purchase Price Installment Payment shall be paid to the Vendors on or before the date which is fifteen (15) calendar days following the end of the month in which any EBITDA Target is satisfied; and

      (ii) the balance of the applicable Purchase Price Installment Payment shall be paid within six (6) months from the end of the month in which any EBITDA Target is satisfied.

Notwithstanding the above, the Vendors also acknowledged and agreed that the Purchaser could satisfy all or a portion of the consideration for the Purchased Shares by issuing shares of the Purchaser's common stock to the Vendors, in which event the Vendors thereby irrevocably, jointly and severally, authorized and directed the Purchaser to sell said shares in the public market, and provided in any event that said shares should be sold by the Purchaser and provided further that, after giving effect to such sale, the Purchaser should have paid to the Vendors an aggregate amount not to exceed $20,800,000 in cash as set forth in Section 2.03 of the main Agreement.

AMENDMENT #2

Effective June 30, 2006 the Selling Shareholders and TelePlus entered into Amendment #2 to the Share Purchase Agreement pursuant to which they agreed to modify the purchase price and payment terms as follows:

The Vendors agreed, notwithstanding any other provision of the Share Purchase Agreement, to accept $3,665,000 ("Settlement Consideration") as full and final consideration for the Purchased Shares, in lieu of the Obligations which remains currently payable under the Share Purchase Agreement. The Settlement Consideration shall be paid to the Vendors in 43 equal monthly installments as follows: (a) on the first business day of each calendar month (a "Payment Date") commencing August 1, 2006 and continuing for 42 months thereafter the amount of $50,000 in cash. In addition, and commencing on the earlier of: (i) November 1, 2006; or (ii) the effective date of the registration statement filed by Purchaser, and continuing for 42 months thereafter the amount of $35,000 in shares of the Purchaser's common stock (each share a "Consideration Share", collectively the "Consideration Shares"). The obligation of the Purchaser to issue and deliver the Consideration Shares to the Vendors is hereinafter referred to as the ("Share Payment Obligation"). Purchaser shall not pay Vendors any interest on the Settlement Consideration or with respect to the payments set forth in this section. Vendors expressly agree and acknowledge that, except as set forth in this Agreement, Purchaser shall have no further payment obligations to Vendors, including, but not limited to those obligations set forth in Article 2 of the Share Purchase Agreement.

In the event that the registration statement filed by Purchaser (as set forth below) is not effective at the time that the first or any subsequent Share Payment Obligation is due, Purchaser shall pay the Share Payment Obligation by paying to the Vendors the sum of $35,000 cash.


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

AMENDMENT #3

Effective July 28, 2006 the Selling Shareholders and TelePlus entered into Amendment #3 to the Share Purchase Agreement pursuant to which they agreed to further modify the purchase price and payment terms by eliminating any consideration to be paid in shares as follows:

The Vendors agreed, notwithstanding any other provision of the Share Purchase Agreement or the Amendment #1 or #2 (collectively the "Amendment"), to accept the following consideration instead of the Settlement Consideration and in lieu of the Obligations which are payable under the Share Purchase Agreement and the Amendment as full and final consideration for the Purchased Shares. The Vendors shall be paid $3,600,000 in 60 equal monthly installments of $60,000 (in cash) on the first business day of each calendar month (a "Payment Date") commencing August 1, 2006 and continuing for 59 months thereafter. Vendors expressly agree and acknowledge that, except as set forth in this Agreement, Purchaser shall have no further payment obligations to Vendors, including, but not limited to those obligations set forth in Article 2 of the Share Purchase Agreement and those obligations set forth in Article 2 of the Amendment. Sections 2.2, 2.3, and 3.4 of the Second Amendment are hereby deleted in their entirety.

ITEM 8.01. OTHER ITEMS

On July 31, 2006 Marius Silvasan, the Company's CEO and Visioneer Holdings Inc. (which is 100% owned by Mr. Silvasan) served written notice to the Company of the exercise of the right to exchange all of the 2,000,000 shares of Class A Preferred Stock (the "Preferred Shares") owned by Visioneer for shares of the Corporation's Common Stock. The right to exchange the Preferred Shares for Common stock (and the exchange rate of ten (10) shares of common stock for every one (1) Preferred Share so exchanged) became effective in accordance with Amendment #1 to Mr. Silvasan's Executive Employment Agreement when the Company achieved Positive EBITDA for the two consecutive quarters (the fourth quarter of 2005 and the first quarter of 2006) as determined in accordance with Amendment #1 Mr. Silvasan's Executive Employment Agreement.


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

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements of Keda & Freedom.

(a) Financial Statements of Businesses Acquired - N/A

(b) Pro Forma Financial Information - N/A

(c) Exhibits:

10.1     Amendment #1
10.2     Amendment #2
10.3     Amendment #3

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.

August 1st, 2006                        /s/  Marius  Silvasan
                                        --------------------------
                                        Marius Silvasan
                                        Chief Executive Officer

August 1st, 2006                        /s/  Robert Krebs
                                        --------------------------
                                        Robert Krebs
                                        Chief Financial Officer

August 1st, 2006                        /s/  Kelly McLaren
                                        --------------------------
                                        Kelly McLaren
                                        President

August 1st, 2006                        /s/  Tom Davis
                                        --------------------------
                                        Tom Davis
                                        COO


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